EXHIBIT 10.8

FCStone Group Inc.

Executive Short Term Incentive Plan

Effective FY 2007

Performance Measure

•	Executive short term incentive plan to be based on pretax Return on Equity

Formula

•

Return on Equity to be determined by: pretax operating income, adding back interest expense on subordinated debt, divided by average combined monthly equity (including ESOP stock) plus monthly subordinated debt.

•	Target incentive percentage at 15% ROE for current CEO, COO and CFO is 50% (Tier 1) of base salary.

•	Target incentive percentage at 15% ROE for Executive VP Clearing, VP NY Operations and VP – Controller/Treasurer is 40% (Tier II) of base salary.

•	Actual incentive percentage prorated based on the pretax ROE schedule as follows with no cap:

	ROE%	50% Tier I	40% Tier II
	Under 10%	0	0
Threshold	10%	25%	20%
Goal	15%	50%	40%
	20%	75%	60%
	25%	100%	80%
	30%	126%	101%
	35%	151%	121%
	40%	176%	141%
	45%	201%	161%
	50%	226%	181%

Approved – January, 2007 Board Meeting

/s/ Bruce Krehbiel	February 15, 2007
Bruce Krehbiel, Chairman of Compensation Committee	Date